Exhibit 99.2

Quaker Houghton Third Quarter 2020 Results Investor Conference Call

Risks and Uncertainties Statement

On August 1, 2019, Quaker Chemical Corporation (the "Company", also known as Quaker Houghton) completed its combination with Houghton International, Inc. ("Houghton") (herein referred to as "the Combination"). In addition, the Company acquired the operating divisions of Norman Hay plc ("Norman Hay") on October 1, 2019. Throughout this presentation, all figures presented, unless otherwise stated, reflect the results of operations of the combined company for the three months ended September 30, 2020 and two months of Houghton's operations for the three months ended September 30, 2019. Further, all year-to-date figures presented throughout the presentation for the years 2020 and 2019 are as of and for the period ending September 30, respectively.

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the third quarter earnings news release, dated November 5, 2020, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company's business, results of operations, or financial condition and expectations regarding our liquidity position and our continued compliance with the terms of the Company's credit facility on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of the Combination, the impacts on our business as a result of the COVID-19 pandemic and any projected global economic rebound or anticipated positive results due to Company actions taken in response to the pandemic, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by steel, automobile, aircraft, industrial equipment, and durable goods manufacturers. The ultimate impact of COVID-19 on our business will depend on, among other things, the extent, duration and strength of the resurgence of the pandemic, the severity of the disease and the number of people infected with the virus, the continued uncertainty regarding widespread availability of a vaccine, the effects on the economy by the pandemic, including the resulting market volatility, and by the measures taken by governmental authorities and other third parties restricting day-to-day life and business operations and the length of time that such measures remain in place, and governmental programs implemented to assist businesses impacted by the COVID-19 pandemic. Other factors could also adversely affect us, including those related to the Combination and other acquisitions and the integration of the combined company as well as other acquired businesses. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this presentation, including expectations about the improvements in business conditions during the remainder of 2020 and future periods, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2020, as well as in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our other reports filed from time to time with the SEC. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Quaker Houghton.
Forward Together

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©2019 Quaker Houghton. All Rights Reserved

Michael F. Barry Chairman of the Board, Chief Executive Officer & President Mary Dean Hall Senior Vice President, Chief Financial Officer & Treasurer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary Shane W. Hostetter Vice President, Finance & Chief Accounting Officer ©2019 Quaker Houghton. All Rights Reserved 3 Speakers

©2019 Quaker Houghton. All Rights Reserved 4 Third Quarter 2020 Headlines • Net sales of $367.2 million up 28% sequentially compared to second quarter but still negatively impacted by lower volumes due to COVID - 19 • GAAP net income of $27.3 million compared to prior year third quarter net loss of $13.1 million; non - GAAP net income of $27.7 million compared to prior year third quarter non - GAAP net income of $25.3 million • Adjusted EBITDA increased 5% to $63.9 million compared to prior year third quarter pro forma adjusted EBITDA of approximately $61 million • Strong quarterly cash flow from operations of $67.3 million more than triples year - to - date operating cash flow to $112.0 million compared to $35.5 million in the prior year period • Expected cost synergies related to the Combination increased to $58 million in 2020, $75 million in 2021, and $80 million in 2022 • Full year 2020 adjusted EBITDA guidance increased to exceed $215 million

©2019 Quaker Houghton. All Rights Reserved 5 Chairman Comments Third Quarter of 2020 • Strong rebound in our business with net sales growth of 28% and adjusted EBITDA nearly doubling when compared to the second quarter of 2020 • All four business segments showed good sequential growth as our end markets improved during the third quarter of 2020 • Adjusted EBITDA growth continued to benefit from integration cost synergies of approximately $17 million, expanded product margins, and market share gains of 2% in the current quarter • Strong current quarter cashflow reduced net debt by $58 million or 7% compared to second quarter 2020 2020 Outlook • Increased full year guidance to exceed $215 million of adjusted EBITDA in 2020, with the fourth quarter adjusted EBITDA estimated to be in the ballpark of the current quarter results “ As we look forward to 2021, we expect to achieve a 20+% increase in our adjusted EBITDA as we complete our integration cost synergies, continue to take share in the marketplace and benefit from a projected gradual rebound in demand. ” – Michael F. Barry, Chairman, CEO and President

©2019 Quaker Houghton. All Rights Reserved 6 Financial Highlights – Actual Results Third quarter of 2020 • Net sales of $367.2 million increased 13% compared to Q3’19 due to net sales from acquisitions, primarily Houghton and Norman Hay, of $74.6 million; excluding acquisitions, net sales would have declined approximately 10% driven by an 8% decrease in sales volumes due to negative impact from COVID - 19, 1% negative impact from foreign currency translation and 1% decrease from price and product mix • Gross profit increased $35.1 million compared to Q3’19 due primarily to additional gross profit from Houghton and Norman Hay; Q3’20 gross margin was 38.2% compared to 32.3% in Q3’19 which included a $10.2 million expense associated with a purchase accounting adjustment to inventory. Excluding this one - time increase, we estimate Q3’19 gross margin would have been approximately 35.5%. The estimated increase in gross margin was primarily due to lower costs of goods sold as a result of the Company’s progress on Combination - related logistics, procurement and manufacturing cost savings initiatives • SG&A increased due primarily to additional SG&A from Houghton and Norman Hay, partially offset by lower SG&A due to the impact of COVID - 19 cost savings actions, including lower travel expenses, and the benefits of realized cost savings associated with the Combination • Non - operating items compared to Q3’19 include higher interest expense, primarily as a result of an additional month of borrowings to finance the closing of the Combination on August 1, 2019 and additional pandemic - related borrowings this year, and higher other expense in Q3’20 due to higher foreign currency transaction losses, partially offset by lower expenses from the non - service components of pension and postretirement benefits costs • Effective tax rates of an expense of 8.1% and a benefit of 27.6% for Q3’20 and Q3’19, respectively, include various one - time impacts; without these items effective tax rates would have been ~24% and ~20% for Q3’20 and Q3’19, respectively

©2019 Quaker Houghton. All Rights Reserved 7 Financial Highlights – Non - GAAP & Pro Forma Third quarter of 2020 Non - GAAP Results • Non - GAAP EPS of $1.56 in both Q3’20 and Q3’19 as higher net income was offset by the additional shares issued at the close of the Combination • Non - GAAP operating income increased to $43.2 million compared to $34.5 million in Q3’19 primarily due to additional operating income from Houghton and Norman Hay and the benefits from cost savings related to the Combination, partially offset by the negative impact of COVID - 19 • Adjusted EBITDA increased 24% to $63.9 million compared to $51.4 million in the prior year quarter, primarily due to the Combination, the benefits of cost synergies realized from the Combination and inclusion of Norman Hay in the current quarter, partially offset by the negative impact of COVID - 19 Pro forma Results • Actual net sales of $367.2 million decreased approximately 5% compared to pro forma net sales of approximately $386 million in the prior year quarter, primarily due to lower volumes from the COVID - 19 impact on global industrial production partially offset by additional net sales from Norman Hay • Adjusted EBITDA of $63.9 million increased approximately 5% compared to pro forma adjusted EBITDA of approximately $61 million in Q3’19, due to the benefits of cost synergies realized from the Combination and benefit of Norman Hay in the current quarter, partially offset by the negative impact of COVID - 19

©2019 Quaker Houghton. All Rights Reserved 8 Financial Snapshot ( dollars in millions, unless otherwise noted) (1) Certain amounts may not calculate due to rounding (2) Pro forma results for Q3 2020 and YTD 2020 presented above are the actual results for Quaker Houghton Q3 2020 Q3 2019 YTD 2020 YTD 2019 GAAP Net Sales $ 367.2 $ 325.1 $ 42.1 13% $ 1,031.8 $ 742.2 $ 289.6 39% Gross Profit 140.2 105.1 35.1 33% 371.4 256.0 115.4 45% Gross Margin (%) 38.2% 32.3% 5.9% 18% 36.0% 34.5% 1.5% 4% Operating Income (Loss) 34.9 (14.5) 49.4 -340% 24.7 25.9 (1.2) -5% Net Income (Loss) 27.3 (13.1) 40.4 -309% (8.8) 16.4 (25.2) -154% Earnings (Loss) Per Diluted Share 1.53 (0.80) 2.33 -291% (0.50) 1.14 (1.64) -144% Non-GAAP Non-GAAP Operating Income $ 43.2 $ 34.5 $ 8.7 25% $ 90.4 $ 84.3 $ 6.1 7% Non-GAAP Operating Margin (%) 11.8% 10.6% 1.2% 11% 8.8% 11.4% -2.6% -23% Adjusted EBITDA 63.9 51.4 12.5 24% 156.5 112.5 44.0 39% Adjusted EBITDA Margin (%) 17.4% 15.8% 1.6% 10% 15.2% 15.2% 0.0% 0% Non-GAAP Earnings Per Diluted Share 1.56 1.56 0.00 0% 3.15 4.53 (1.38) -30% Pro Forma (2) Net Sales $ 367.2 $ 386 $ (19) -5% $ 1,031.8 $ 1,171 $ (139) -12% Adjusted EBITDA 63.9 61 3 5% 156.5 173 (16) -9% Adjusted EBITDA Margin (%) 17.4% 16% 2% 10% 15.2% 15% 0% 3% Variance (1) Variance (1)

©2019 Quaker Houghton. All Rights Reserved 9 Pro Forma Adjusted EBITDA (dollars in millions) $215 $221 $236 $234 $230 $217 $200 $213 $225 $238 $250 2016 2017 2018 2019 TTM Q3'19 TTM Q3'20 (1) TTM Q3’20 adjusted EBITDA decreased compared to 2019 due to the impact of COVID - 19 on overall volumes $61 $64 $10 $25 $40 $55 $70 Q3 2019 Q3 2020 (1) (1) Pro forma results for TTM Q3 2020 and Q3 2020 presented above are the actual results for Quaker Houghton

©2019 Quaker Houghton. All Rights Reserved 10 Leverage and Liquidity Update • Total gross outstanding borrowings of $896.6 million and cash on hand of $155.8 million result in net debt of $740.8 million as of September 30, 2020, which decreased $57.9 million or 7% compared to $798.7 million as of June 30, 2020 • Net debt to TTM adjusted EBITDA of 3.4x as of September 30, 2020 compared to 3.7x as of June 30, 2020; remain in compliance with all bank covenants including net debt to adjusted EBITDA covenant (2.9x as of September 30, 2020 compared to 3.1x as of June 30, 2020 and maximum permitted leverage of 4.25x) • Based on current projections, including multiple forecasted scenarios of future liquidity and leverage, the Company does not expect any compliance issues with its bank covenants • Cost of debt ~2.2% during the first nine months of 2020 and ~1.9% at September 30, 2020 • Net operating cash flow of approximately $67.3 million in Q3’20 increases net operating cash flow in the first nine months of 2020 to $112.0 million compared to $35.5 million in the first nine months of 2019, primarily driven by additional earnings from Houghton and Norman Hay, releases in working capital as sales volumes declined due to COVID - 19, and lower cash outflows associated with the Combination

Appendix Actual and Non - GAAP Results

Non-GAAP and Pro Forma Measures

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net income (loss) attributable to Quaker Houghton, EBITDA, adjusted EBITDA and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader's understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not considered indicative of future operating performance or not considered core to the Company's operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The Company presents EBITDA which is calculated as net income (loss) attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income (loss) before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not considered indicative of future operating performance or not considered core to the Company's operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income (loss) plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income (loss) attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the "two-class share method." The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton's past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc based on materiality. Pro forma results for the three and nine months ended September 30, 2019 include two months of Houghton's operations as the Combination closed on August 1, 2019, while Houghton reflects its stand-alone results for the month of July 2019 for the three months ended September 30, 2019 and year-to-date July 2019 for the nine months ended September 30, 2019. Pro forma results for the year ended December 31, 2019 include five months of Houghton's operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker's historical results, while Houghton reflects its stand-alone results.

As it relates to the fourth quarter and full year 2020 expected adjusted EBITDA, 2021 projected adjusted EBITDA growth and other forward-looking information described in this presentation, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

The following charts should be read in conjunction with the Company's third quarter earnings news release dated November 5, 2020, which has been furnished to the SEC on Form 8-K and the Company's Form 10-Q for the period ended September 30, 2020, filed on November 5, 2020 with the SEC. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations.

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 13 Non - GAAP Operating Income Reconciliation (dollars in thousands, unless otherwise noted) Q3 2020 Q3 2019 YTD 2020 YTD 2019 Operating income (loss) 34,859$ (14,502)$ 24,653$ 25,858$ Fair value step up of inventory sold - 10,214 226 10,214 Houghton combination, integration and other acquisition-related expenses Restructuring and related charges 1,383 24,045 3,585 24,045 Customer bankruptcy costs - - 463 - Charges related to the settlement of a non-core equipment sale - - - 384 Indefinite-lived intangible asset impairment - - 38,000 - Non-GAAP operating income 43,155$ 34,459$ 90,369$ 84,290$ Non-GAAP operating margin (%) 11.8% 10.6% 8.8% 11.4% 23,789 23,442 14,702 6,913

Adjusted EBITDA & Non-GAAP Net Income Reconciliation

(dollars in thousands, unless otherwise noted)

	Q3 2020	Q3 2019	YTD 2020	YTD 2019
Net income (loss) attributable to Quaker Chemical Corporation	$ 27,304	$ (13,053)	$ (8,812)	$ 16,382
Depreciation and amortization	21,022	14,312	63,764	24,014
Interest expense, net	6,837	6,102	22,109	7,611
Taxes on income (loss) before equity in net income of associated companies	2,245	(5,633)	(7,603)	4,096
EBITDA	$ 57,408	$ 1,728	$ 69,458	$ 52,103
Equity income in a captive insurance company	(542)	(524)	(697)	(1,260)
Fair value step up of inventory sold	-	10,214	226	10,214
Houghton combination, integration and other acquisition-related expenses	6,913	14,702	22,679	23,789
Restructuring and related charges	1,383	24,045	3,585	24,045
Customer bankruptcy costs	-	-	463	-
Charges related to the settlement of a non-core equipment sale	-	-	-	384
Indefinite-lived intangible asset impairment	-	-	38,000	-
Pension and postretirement benefit costs, non-service components	(1,375)	513	22,491	2,304
Currency conversion impacts of hyper-inflationary economies	154	728	278	891
Adjusted EBITDA	$ 63,941	$ 51,406	$ 156,483	$ 112,470
Adjusted EBITDA Margin (%)	17.4%	15.8%	15.2%	15.2%
Adjusted EBITDA	$ 63,941	$ 51,406	$ 156,483	$ 112,470
Less: Depreciation and amortization	21,022	14,312	63,002	24,014
Less: Interest expense, net - adjusted	6,837	5,747	22,109	5,531
Less: taxes on income (loss) before equity in net income of associated companies - adjusted	8,337	6,086	15,473	17,913
Non-GAAP Net Income	$ 27,745	$ 25,261	$ 55,899	$ 65,012

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 15 Non - GAAP EPS Reconciliation Q3 2020 Q3 2019 YTD 2020 YTD 2019 GAAP earnings (loss) per diluted share attributable to Quaker Chemical Corporation common shareholders Equity income in a captive insurance company per diluted share (0.03) (0.03) (0.04) (0.09) Fair value step up of inventory sold per diluted share - 0.47 0.01 0.53 Houghton combination, integration and other acquisition-related expenses per diluted share Restructuring and related charges per diluted share 0.06 1.13 0.15 1.28 Customer bankruptcy costs per diluted share - - 0.02 - Charges related to the settlement of a non-core equipment sale per diluted share - - - 0.02 Indefinite-lived intangible asset impairment per diluted share - - 1.65 - Pension and postretirement benefit costs, non-service components per diluted share (0.06) 0.02 0.83 0.12 Currency conversion impacts of hyper-inflationary economies per diluted share 0.01 0.05 0.02 0.06 Transition tax adjustments per diluted share - (0.03) - (0.03) Impact of certain discrete tax items per diluted share (0.25) - (0.02) - Non-GAAP earnings per diluted share 1.56$ 1.56$ 3.15$ 4.53$ 1.14$ (0.50)$ (0.80)$ 1.53$ 1.50 1.03 0.75 0.30

Segment Performance

(dollars in thousands)

	Q3 2020	Q3 2019	YTD 2020	YTD 2019
Net sales				
Americas	$ 119,540	$ 116,691	$ 330,012	$ 260,663
EMEA	94,005	82,369	276,546	183,806
Asia/Pacific	84,877	74,266	226,850	165,234
Global Specialty Businesses	68,802	51,804	198,417	132,506
Total net sales	**$ 367,224**	**$ 325,130**	**$ 1,031,825**	**$ 742,209**
Segment operating earnings				
Americas	$ 31,099	$ 23,765	$ 70,590	$ 52,069
EMEA	17,439	13,303	46,269	31,034
Asia/Pacific	27,304	20,404	66,106	45,375
Global Specialty Businesses	21,161	15,245	58,114	36,819
Total segment operating earnings	**97,003**	**72,717**	**241,079**	**165,297**
Combination, integration and other acquisition-related expenses	(6,913)	(14,702)	(22,786)	(23,789)
Restructuring and related charges	(1,383)	(24,045)	(3,585)	(24,045)
Fair value step up of inventory sold	-	(10,214)	(226)	(10,214)
Indefinite-lived intangible asset impairment	-	-	(38,000)	-
Non-operating and administrative expenses	(39,786)	(29,203)	(110,282)	(68,621)
Depreciation of corporate assets and amortization	(14,062)	(9,055)	(41,547)	(12,770)
Operating income (loss)	**34,859**	**(14,502)**	**24,653**	**25,858**
Other (expense) income, net	(239)	203	(22,407)	(389)
Interest expense, net	(6,837)	(6,102)	(22,109)	(7,611)
Income (loss) before taxes and equity in net income of associated companies	**$ 27,783**	**$ (20,401)**	**$ (19,863)**	**$ 17,858**

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©2019 Quaker Houghton. All Rights Reserved

Appendix Pro Forma Results

TTM Q3 2020 Adjusted EBITDA Reconciliation

(dollars in thousands)

	A YTD Q3 2019	B Full Year 2019	C = B - A Q4 2019	D YTD Q3 2020	E = C + D TTM Q3 2020
Net income (loss) attributable to Quaker Chemical Corporation	$ 16,382	$ 31,622	$ 15,240	$ (8,812)	$ 6,428
Depreciation and amortization	24,014	45,264	21,250	63,764	85,014
Interest expense, net	7,611	16,976	9,365	22,109	31,474
Taxes on income (loss) before equity in net income of associated companies	4,096	2,084	(2,012)	(7,603)	(9,615)
EBITDA	$ 52,103	$ 95,946	$ 43,843	$ 69,458	$ 113,301
Equity income in a captive insurance company	(1,260)	(1,822)	(562)	(697)	(1,259)
Fair value step up of inventory sold	10,214	11,714	1,500	226	1,726
Houghton combination, integration and other acquisition-related expenses	23,789	35,361	11,572	22,679	34,251
Restructuring and related charges	24,045	26,678	2,633	3,585	6,218
Customer bankruptcy costs	-	1,073	1,073	463	1,536
Insurance insolvency recovery	-	(60)	(60)	-	(60)
Charges related to the settlement of a non-core equipment sale	384	384	-	-	-
Indefinite-lived intangible asset impairment	-	-	-	38,000	38,000
Pension and postretirement benefit costs, non-service components	2,304	2,805	501	22,491	22,992
Currency conversion impacts of hyper-inflationary economies	891	1,033	142	278	420
Adjusted EBITDA	$ 112,470	$ 173,112	$ 60,642	$ 156,483	$ 217,125

Quaker Houghton. Forward Together

(1) Results presented in the table above are the actual results for Quaker Houghton

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©2019 Quaker Houghton. All Rights Reserved

Q3 2019 Pro Forma Reconciliation

(dollars in millions)

	Three months ended September 30, 2019									
	As Reported		Houghton		Divestitures		Other (a)		Pro Forma*	
Net Sales	$	325	$	72	$	(9)	$	(2)	$	386
Net (Loss) Income Attributable to Quaker Houghton	$	(13)	$	(7)	$	(1)	$	2	$	(20)
Depreciation and Amortization		14		4		-		0		19
Interest Expense, Net		6		5		-		(2)		9
Taxes on (Loss) Income (b)		(6)		4		(0)		0		(2)
EBITDA*		2		6		(1)		0		7
Combination, Integration and Other Acquisition-Related Expenses		15		40		-		-		55
Gain on Sale of Divested Assets		-		(35)		-		-		(35)
Fair value step up of Houghton inventory sold		10		-		-		-		10
Restructuring and related charges		24		-		-		-		24
Other Addbacks (c)		1		0		-		-		1
Adjusted EBITDA*	$	51	$	11	$	(1)	$	0	$	61
Adjusted EBITDA Margin* (%)		16%		15%		13%		-5%		16%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on (loss) income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, currency conversion impacts of hyper-inflationary economies, and pension and postretirement benefit costs, non-service components.

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YTD Q3 2019 Pro Forma Reconciliation

(dollars in millions)

	Nine months ended September 30, 2019				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net Sales	$ 742	$ 475	$ (34)	$ (13)	$ 1,171
Net Income (Loss) Attributable to Quaker Houghton	$ 16	$ (3)	$ (6)	$ 9	$ 16
Depreciation and Amortization	24	31	-	3	58
Interest Expense, Net	8	33	-	(14)	26
Taxes on Income (Loss) (b)	4	(1)	(2)	3	4
EBITDA*	52	60	(8)	1	104
Combination, Integration and Other Acquisition-Related Expenses	24	44	-	-	68
Gain on Sale of Divested Assets	-	(35)	-	-	(35)
Fair value step up of Houghton inventory sold	10	-	-	-	10
Restructuring and related charges	24	-	-	-	24
Other Addbacks (c)	2	(0)	-	-	2
Adjusted EBITDA*	$ 112	$ 68	$ (8)	$ 1	$ 173
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income (loss) related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, currency conversion impacts of hyper-inflationary economies, pension and postretirement benefit costs, non-service components, and charges related to the settlement of a non-core equipment sale.

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©2019 Quaker Houghton. All Rights Reserved

TTM Q3 2019 Pro Forma Reconciliation

(dollars in thousands)

	Trailing 12 Months Ended September 30, 2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 954	$ 683	$ (46)	$ (22)	$ 1,568
Net Income (Loss) Attributable to Quaker Houghton	$ 24	$ (7)	$ (9)	$ 13	$ 21
Depreciation and Amortization	29	44	-	5	78
Interest Expense, Net	8	48	-	(21)	35
Taxes on Income (b)	16	4	(2)	4	21
EBITDA*	77	89	(11)	0	154
Combination, Integration and Other Acquisition-Related Expenses	28	46	-	-	74
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Inventory Sold	10	-	-	-	10
Pension and Postretirement Benefit Costs, Non-Service Components	3	(0)	-	-	2
Restructuring and Related Charges	24	(0)	-	-	24
Other Addbacks (c)	0	0	-	-	1
Adjusted EBITDA*	$ 142	$ 99	$ (11)	$ 0	$ 230
Adjusted EBITDA Margin* (%)	15%	15%	25%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, currency conversion impacts of hyper-inflationary economies, insurance insolvency recoveries, affiliate management fees, and a gain on the liquidation of an inactive legal entity.

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Full Year 2019 Pro Forma Reconciliation

(dollars in millions)

	2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 1,134	$ 475	$ (34)	$ (13)	$ 1,562
Net Income (Loss) Attributable to Quaker Houghton	$ 32	$ (3)	$ (6)	$ 10	$ 33
Depreciation and Amortization	45	31	-	3	77
Interest Expense, Net	17	33	-	(15)	35
Taxes on Income (b)	2	(1)	(2)	3	2
EBITDA*	96	60	(8)	1	148
Combination, Integration and Other Acquisition-Related Expenses	35	44	-	-	80
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Houghton and Norman Hay Inventory Sold	12	-	-	-	12
Restructuring and Related Charges	27	-	-	-	27
Other Addbacks (c)	3	(0)	-	-	3
Adjusted EBITDA*	$ 173	$ 68	$ (8)	$ 1	$ 234
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, pension and postretirement benefit costs, non-service components, customer bankruptcy costs, insurance insolvency recoveries and currency conversion impacts of hyper-inflationary economies.

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23 ©2019 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) Quaker Houghton Divestitures Other (a) Pro Forma* Net sales 868$ 861$ (53)$ (22)$ 1,655$ Net Income (Loss) Attributable to Quaker Houghton 59$ (0)$ (9)$ 17$ 66$ Depreciation and Amortization 20 54 - 5 79 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (b) 25 3 (2) 5 30 EBITDA* 108 113 (12) 1 210 Combination, Integration and Other Acquisition-Related Expenses 16 7 - - 23 Other Addbacks (c) 1 2 - - 3 Adjusted EBITDA* 126$ 121$ (12)$ 1$ 236$ Adjusted EBITDA Margin* (%) 14% 14% 23% -4% 14% (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges. 2018 * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton. (a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(16)	37
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	0	175
Equity Income in a Captive Insurance Company	(3)	-	-	-	(3)
Combination, Integration and Other Acquisition-Related Expenses	30	10	-	-	40
Pension and Postretirement Benefit Costs, Non-Service Components	4	(1)	-	-	4
Cost Reduction Activities	0	2	-	-	2
Loss on Disposal of Held-for-Sale Asset	0	-	-	-	0
Insurance Insolvency Recovery	(1)	-	-	-	(1)
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	1	-	-	1
Other Addbacks (c)	0	0	-	-	1
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ 0	$ 221
Adjusted EBITDA Margin* (%)	14%	15%	20%	0%	14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

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Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016									
	Quaker		Houghton		Divestitures		Other (a)		Pro Forma*	
Net Income (Loss) Attributable to Quaker Houghton	$	61	$	(37)	$	(8)	$	7	$	23
Depreciation and Amortization		20		55		-		5		80
Interest Expense, Net		1		51		-		(14)		37
Taxes on Income (b)		23		(5)		(2)		2		18
EBITDA*		105		64		(10)		-		158
Equity Income in a Captive Insurance Company		(2)		-		-		-		(2)
Combination, Integration and Other Acquisition-Related Expenses		2		3		-		-		5
Pension and Postretirement Benefit Costs, Non-Service Components		2		(1)		-		-		1
Cost Reduction Activities		-		4		-		-		4
Impairment of Goodwill and Intangible Assets		-		41		-		-		41
Affiliate Management Fees		-		2		-		-		2
Non-Income Tax Settlement Expense		-		2		-		-		2
Full-Year Impact of Wallover Acquisition		-		3		-		-		3
Other Addbacks (c)		(0)		1		-		-		1
Adjusted EBITDA*	$	107	$	119	$	(10)	$	0	$	215
Adjusted EBITDA Margin* (%)		14%		16%		22%		0%		15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

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